CARL C.

Consulting Agreement

This document, dated as of July 29, 2010, sets forth the agreement between Radiant Oil and Gas, Inc. (OTCBB:ROGI) (the "Company"), maintaining its principal offices at (the "Company"), and Lighthouse Capital Ltd ("LCL"), maintaining its principle offices at 19912 Pacific Coast Highway, Malibu 90265 concerning investor relations services rendered to the Company on a month to month basis.

When countersigned in the spaces provided on the last page, this document shall serve as our agreement, as detailed below. Therefore, the Agreement contains the full and complete understanding between the parties and supercedes all prior understandings. It is further understood/agreed (when countersigned) that this Agreement may not be altered, modified or changed in any way without the expressed written consent of both parties.

1. **The Services** During the term of this agreement, LCL shall use its best efforts to provide the Company public and financial communication services, and will serve, when requested, as the Company liaison and spokesperson. LCL's duties shall include but are not limited to:

   A. Managing and communicating the Company's corporate profile within the investment community, with the goal of raising and improving such profile. Conducting meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals and to advise them of the Company's plans, goals, and activities.

   B. Soliciting and arranging meetings with the investment community (both sell-side and buy-side) to promote the Company. It is understood that LCL does not perform investment advisory service and/or advise any person or entity to buy or sell the Company's stock, and that LCL merely acts as a liaison between the Company and its shareholders, potential investors, institutions, and retail stockbrokers as an intermediary on behalf of the Company.

   C. LCL agrees to make reasonable efforts to increase public participation in the Company's activities by assisting with the supervision of corporate advertising, Internet website and annual financial releases as approved by the company.

   D. LCL agrees to make itself available and provide reasonable amounts of time and upon reasonable notice, devote reasonable and good faith attention as well as financial advice and consulting to the Company and the Company's other communication and public relation needs.

   E. Positioning the Company for business media coverage and, from time to time, pursuing the same.

7/29/10

BCL 7/29/10

2. **Compensation for the Services in consideration for the Investor Relations services rendered by LCL to the Company pursuant to this agreement, the Company shall compensate LCL as follows:**

A. Within 10 business days of the execution of this Agreement, the Company will issue to LCL 2,350,000 shares of common stock (1,175,000 shares of common stock after the Company effects its contemplated 1 for 2 reverse split) as payment in full for the services to be provided by LCL to the Company during the term of this Agreement. Such shares will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances. The shares of Company common stock issued to LCL shall have the registration rights described in the registration rights agreement attached hereto as Exhibit A.

B. It is mutually agreed upon that during the term of this Agreement, The Company shall reimburse LCL for out-of-pocket expenses in connection with LCL's services to the Company, including but not limited to travel, press releases and outside investor conferences. Third party investor conferences and dinners are to be paid by the Company directly to the third party. All expenses, however, shall be itemized and approved by the Company prior to any such expenditure by LCL.

3. **Miscellaneous**

A. The Company acknowledges that LCL is acting as an independent contractor and not as an employee of the Company. As such, neither party has the authority to bind the other, nor make any unauthorized representation on behalf of the other.

B. The Company acknowledges that LCL is in the business of providing consulting services to other businesses and entities. LCL reserves the right to perform similar services for others, as well as engage in other business activities.

C. LCL and any of its Representatives, as defined below, will not disclose to any other person or entity, or use for any purpose any information pertaining to the Company or any subsidiary of the Company ("Information") that LCL obtains or is given access to by the Company or one of its subsidiaries or any of their respective officers, directors, employees or agents ("Representatives") during the term of this Agreement. "Information" does not include information which (i) is now, or hereafter becomes, through no act or failure to act on the part of LCL, generally known or available to the public; (ii) was rightfully and legally acquired by LCL from a party having the right to

sf-2689284

7/28/10

BUR 7/29/10

disclose such information before receiving such information from the Company (or any of its subsidiaries or Representatives) and without restriction as to use or disclosure; (iii) is hereafter rightfully furnished to LCL by a third party, without restriction as to use or disclosure; (iv) is required to be disclosed pursuant to law, provided that LCL (A) gives the Company reasonable advance notice of such required disclosure so that the Company may seek an appropriate protective order or other remedy; (B) will not oppose, and will cooperate with, the Company at the Company's expense in seeking such order or remedy and (C) will disclose only that portion of the Information which it is legally compelled to disclose; or (vi) is disclosed with the prior written consent of the Company.

D. All materials, documentation, computer programs, inventions, pictures, audio, video, artistic works, and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret or other property right, created or developed by the Company or its Representatives while providing services hereunder (collectively, "Work Product") are owned by Company. If ownership of all right, title and interest of the intellectual property rights in the Work Product shall not otherwise vest exclusively in Company, LCL hereby assigns to Company, and upon the future creation thereof automatically assigns to Company, without further consideration, the ownership of all Work Product. LCL shall not disclose to the Company, use or incorporate in the Work Product any property, proprietary information, trade secrets or intellectual property of third parties without first securing such persons' consent thereto and notifying the Company in writing. All Work Product shall be subject to Company's approval prior to dissemination to third parties. On termination of this Agreement, or at any time the Company so requests, LCL will deliver immediately to the Company all Work Product, Information and other property belonging to the Company.

E. This Agreement shall be construed according to the laws of the State of Texas.

F. Termination: This Agreement can be cancelled at any time by the Company upon 30 days' written notice, and by LCL upon 30 days' written notice if the Company does not comply with Section 2 hereof. This Agreement shall automatically terminate on the one year anniversary of the date of this Agreement, unless otherwise agreed to by the parties hereto in writing. Section 3. shall survive any termination of this Agreement.

H. Confirmation. Written confirmation can be by E-mail, fax or registered mail.

I. Compliance with Federal and State Securities Laws. LCL agrees to comply with all appropriate federal and state securities laws in providing the services to the Company as detailed in Section 1 above and in selling Company common stock issued to LCL as described in Section 2 hereof.

sf-2689284

7/29/10 Bud 7/29/10

7/29/10

Carl Caserta
President
Lighthouse Capital Ltd.

7/29/10

Brian Rodriguez
CEO
Radiant Oil and Gas, Inc.

713.917.0493